Exhibit 99.1

Bitmine Immersion Technologies (BMNR) Announces ETH Holdings Reach 4.203 Million Tokens, and Total Crypto and Total Cash Holdings of $14.5 Billion

Stockholders vote YES on all proposals, with 81% of the voting shares voting in favor of proposal #2

Bitmine staked ETH stands at 1,838,003 and MAVAN staking solution on track to launch Q1 2026

Bitmine now owns 3.48% of the ETH token supply, nearly 70% of the way to the ‘Alchemy of 5%’ in just 6 months

Bitmine recently announced $200 million investment into Beast Industries

Bitmine Crypto + Total Cash Holdings + “Moonshots” total $14.5 billion, including 4.203 million ETH tokens, total cash of $979 million, and other crypto holdings

Bitmine leads crypto treasury peers by both the velocity of raising crypto NAV per share and by the high trading liquidity of BMNR stock

Bitmine is the 60th most traded stock in the US, trading $1.5 billion per day (5-day avg)

Bitmine remains supported by a premier group of institutional investors including ARK’s Cathie Wood, MOZAYYX, Founders Fund, Bill Miller III, Pantera, Kraken, DCG, Galaxy Digital and personal investor Thomas “Tom” Lee to support Bitmine’s goal of acquiring 5% of ETH

LAS VEGAS, January 20, 2026 /PRNewswire/ — (NYSE AMERICAN: BMNR) Bitmine Immersion Technologies, Inc. (“Bitmine” or the “Company”) a Bitcoin and Ethereum Network Company with a focus on the accumulation of crypto for long term investment, today announced Bitmine crypto + total cash + “moonshots” holdings totaling $14.5 billion.

As of January 19th at 5:00pm ET, the Company’s crypto holdings are comprised of 4,203,036 ETH at $3,211 per ETH (Coinbase), 193 Bitcoin (BTC), $22 million stake in Eightco Holdings (NASDAQ: ORBS) (“moonshots”) and total cash of $979 million. Bitmine’s ETH holdings are 3.48% of the ETH supply (of 120.7 million ETH).

Bitmine invested $200 million into Beast Industries on January 15, 2026. This investment is expected to close this week and is not currently reflected in the ‘moonshots.’ After the closing of the transaction, the company will initially carry the Beast Industry investment at cost.

“Because MrBeast and Beast Industries are privately held, investors may not be aware of the tremendous reach of MrBeast,” said Thomas ‘Tom’ Lee, Chairman of Bitmine. “Mr. Beast is the most widely watched creator in the World and each of his bi-monthly videos garner ~250 million views, and consider the Super Bowl garners 252 million views. Each of his videos is the equivalent of two Super Bowls monthly. Moreover, Mr. Beast YouTube content has a usage score of 13.1, dwarfing Disney’s 9.7 and Netflix’s 8.7. In other words, his audience is 35% than all of Disney’s media and 50% larger than Netflix. This massive reach shows MrBeast and Beast Industries is the leading content creator of our generation, with a reach and engagement unmatched with GenZ, GenAlpha and Millennials. Beast Industries is the world’s largest and most innovative creator-led platform, and we’re strongly aligned around values, vision, and long-term impact.”

“In the past week, we acquired 35,268 ETH,” said Thomas “Tom” Lee, Chairman of Bitmine. “Ethereum’s price ratio to Bitcoin, or ETHBTC, has been steadily climbing since mid-October. In our view, this reflects investors recognizing tokenization and other use cases being developed by Wall Street are being built on Ethereum. To appreciate the scale of Wall Street building on Ethereum, the Ethereum foundation listed 35 examples of major financial institutions building on Ethereum in just the past few months on this website (https://institutions.ethereum.org/).”

Bitmine is also pleased to announce that all 4 proposals were passed by stockholders on January 15, 2026. Each of the 4 proposed measures received overwhelming support by stockholders. Proposal 2, the vote to increase authorized shares was passed with 81% of votes cast “yes” and this represented 52.2% of total outstanding shares voting in favor of this increase.

“We view the fact that 81% of votes cast favored increasing authorized shares, Proposal 2, is a message from Bitmine stockholders that they understand our accretive ETH accumulation strategy. As we have stated multiple times, we have not, nor intend to sell shares below mNAV,” said Lee.

“We appreciate the engagement and action by the Bitmine stockholder community. There are over 500,000 individual stockholders and over 52.2% of all shares outstanding voted ‘yes.’ To me, this is a testament to the engagement and trust by our stockholders. We will continue to work hard to deliver positive stockholder returns,” continued Lee.

Bitmine today released its January Chairman’s message (link). This message is the presentation that Mr. Lee gave at the company’s 2026 annual stockholder’s meeting on January 15, 2026 at the Wynn Encore Las Vegas.

As of January 19, 2026, Bitmine total staked ETH stands at 1,838,003 ($5.9 billion at $3,211 per ETH). This is an increase of 581,920 in the past week. This is a fraction of the 4.2 million ETH held by Bitmine. The CESR (Composite Ethereum Staking Rate, administered by Quatrefoil) is 2.81%. Bitmine is currently working with 3 staking providers as the company moves towards unveiling its commercial MAVAN (Made in America VAlidator Network) in 2026.

“Bitmine has staked more ETH than other entities in the world. At scale (when Bitmine’s ETH is fully staked by MAVAN and its staking partners), the ETH staking fee is $374 million annually (using 2.81% CESR), or greater than $1 million per day,” stated Tom Lee. “We continue to make progress on our staking solution known as The Made in America Validator Network (MAVAN). This will be the ‘best-in-class’ solution offering secure staking infrastructure and will be deployed in early calendar 2026,” continued Lee.

Bitmine crypto holding reigns as the #1 Ethereum treasury and #2 global treasury, behind Strategy Inc. (MSTR), which owns 672,497 BTC valued at $61 billion. Bitmine remains the largest ETH treasury in the world.

Bitmine is now one of the most widely traded stocks in the US. According to data from Fundstrat, the stock has traded average daily dollar volume of $1.5 billion (5-day average, as of January 9, 2026), ranking #60 in the US, behind American Express (rank #59) and ahead of Accenture (rank #61) among 5,704 US-listed stocks (statista.com and Fundstrat research).

The GENIUS Act and Securities and Exchange Commission’s (“the SEC”) Project Crypto are as transformational to financial services in 2025 as US action on August 15, 1971 ending Bretton Woods and the USD on the gold standard 54 years ago. This 1971 event was the catalyst for the modernization of Wall Street, creating the iconic Wall Street titans and financial and payment rails of today. These proved to be better investments than gold.

The Chairman’s message can be found here:

https://www.bitminetech.io/chairmans-message

The Fiscal Full Year 2025 Earnings presentation and corporate presentation can be found here: https://bitminetech.io/investor-relations/

Images from Bitmine’s Annual Meeting can be found here.

To stay informed, please sign up at: https://bitminetech.io/contact-us/

About Bitmine

Bitmine (NYSE AMERICAN: BMNR) is the leading Ethereum Treasury company in the world, implementing an innovative digital asset strategy for institutional investors and public market participants. Guided by its philosophy of “the alchemy of 5%,” the company is committed to ETH as its primary treasury reserve asset, leveraging native protocol-level activities including staking and decentralized finance mechanisms. The company will launch MAVAN (Made-in America Validator Network), a dedicated staking infrastructure for Bitmine assets, in Q1 of 2026.

For additional details, follow on X:

https://x.com/bitmnr

https://x.com/fundstrat

https://x.com/bmnrintern

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This document specifically contains forward-looking statements regarding progress and achievement of the Company’s goals regarding ETH acquisition and staking, the long-term value of Ethereum, continued growth and advancement of the Company’s Ethereum treasury strategy and the applicable benefits to the Company. In evaluating these forward-looking statements, you should consider various factors, including Bitmine’s ability to keep pace with new technology and changing market needs; Bitmine’s ability to finance its current business, Ethereum treasury operations and proposed future business; the competitive environment of Bitmine’s business; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond Bitmine’s control, including those set forth in the Risk Factors section of Bitmine’s Form 10-K filed with the SEC on November 21, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of Bitmine’s filings with the SEC are available on the SEC’s website at www.sec.gov. Bitmine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE Bitmine Immersion Technologies, Inc.

MEDIA CONTACT:

Marcy Simon

Marcy@agentofchange.com

+19178333392